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                                  THE HARTFORD

                                                  Issuer Free Writing Prospectus
                                                      Filed Pursuant To Rule 433
                                           Registration Statement No. 333-123441


                                  $100,000,000
                      5YR 3-MONTH LIBOR FLOATING RATE NOTES

ISSUER:                        Hartford Life Global Funding

RATINGS:                       Aa3/AA-/AA

PRINCIPAL AMOUNT:              $100,000,000

SECURITY TYPE:                 Funding Agreement-Backed Floating Rate Notes

LEGAL FORMAT:                  SEC Registered

ISSUE PRICE:                   100.000% of principal amount

TRADE DATE:                    March 22, 2006

SETTLEMENT DATE:               March 29, 2006 (T+5)

MATURITY DATE:                 March 15, 2011

COUPON:                        3-month LIBOR (Telerate page 3750) plus 0.10%

INTEREST PAYMENT DATES:        The 15th of March, June, September, and December,
                               commencing on June 15, 2006

DAY COUNT CONVENTION:          Actual/360; Modified Following, Adjusted

BUSINESS DAY CONVENTION:       2 London banking days prior to reset dates

DENOMINATIONS:                 $1,000

CUSIP:                         41659EEW3

UNDERWRITER:                   Lehman Brothers (100%)



THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (SEC) FOR THIS OFFERING. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS FOR THIS OFFERING IN THAT REGISTRATION STATEMENT, AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY SEARCHING THE SEC ONLINE DATABASE (EDGAR(R)) AT WWW.SEC.GOV. ALTERNATIVELY, YOU MAY OBTAIN A COPY OF THE PROSPECTUS FROM LEHMAN BROTHERS INC. BY CALLING 1-888-603-5847.